SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 19, 2004

INCARA PHARMACEUTICALS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

0-50481	56-1953785
(Commission File Number)	(IRS Employer ID Number)

P.O. Box 14287
79 T. W. Alexander Drive
4401 Research Commons, Suite 200
Research Triangle Park, North Carolina	27709
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (919) 558-8688

Item 5. Other Events and Regulation FD Disclosure

On April 19, 2004, Incara Pharmaceuticals Corporation issued a press release announcing the private placement of 41,040,000 shares of its common stock, resulting in gross proceeds of approximately $10.26 million. A copy of this press release is attached as an exhibit.

Item 7. Financial Statements and Exhibits

(c)	Exhibits

Exhibit 99.1		Press release dated April 19, 2004

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

INCARA PHARMACEUTICALS CORPORATION

Date: April 19, 2004

/s/ Richard W. Reichow
Richard W. Reichow
Executive Vice President and Chief Financial Officer